Exhibit 25.01

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2) ☐

LAW DEBENTURE TRUST COMPANY OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	01-0622605
(Jurisdiction of incorporation or organization if not a U.S.	(I.R.S. Employer Identification
national bank)	Number)

400 Madison Avenue, 4th Floor, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Law Debenture Trust Company of New York, 400 Madison Avenue, 4th Floor

New York, NY 10017, James D. Heaney, Managing Director, (212) 750-6474

(Name, address and telephone number of agent for services)

NRG Energy, INC.  *

(Exact name of obligor as specified in its charter)

Delaware	41-1724239
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

211 Carnegie Center
Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

6.25% Senior Notes due 2024

Guarantees related to 6.25% Senior Notes due 2024

(Title of the indenture securities)

* The co-obligors listed on the next pages are also included in this Form T-1 as additional obligors.

Table of Additional Obligor

Exact Name of Additional Obligors*	Jurisdiction of Formation	I.R.S. Employer Identification No.
Ace Energy, Inc.	New York	20-1614426
Allied Warranty LLC	Texas	20-1813150
Arthur Kill Power LLC	Delaware	41-1937649
Astoria Gas Turbine Power LLC	Delaware	41-1937470
Bayou Cove Peaking Power, LLC	Delaware	36-4498942
BidURenergy, Inc.	New York	20-3980208
Cabrillo Power I LLC	Delaware	76-0595964
Cabrillo Power II LLC	Delaware	76-0595963
Carbon Management Solutions LLC	Delaware	27-2238021
Cirro Energy Services, Inc.	Texas	20-2579156
Cirro Group, Inc.	Texas	75-2941421
Clean Edge Energy LLC	Delaware	27-2244275
Conemaugh Power LLC	Delaware	41-1973743
Connecticut Jet Power LLC	Delaware	41-1949386
Cottonwood Development LLC	Delaware	52-2220177
Cottonwood Energy Company LP	Delaware	76-0635621
Cottonwood Generating Partners I LLC	Delaware	76-0635620
Cottonwood Generating Partners II LLC	Delaware	52-2236732
Cottonwood Generating Partners III LLC	Delaware	52-2236738
Cottonwood Technology Partners LP	Delaware	76-0669423
Devon Power LLC	Delaware	41-1949385
Dunkirk Power LLC	Delaware	41-1937466
Eastern Sierra Energy Company LLC	California	33-0299028
El Segundo Power, LLC	Delaware	41-1893999
El Segundo Power II LLC	Delaware	76-0663675
Energy Alternatives Wholesale, LLC	Delaware	455420194
Energy Curtailment Specialists, Inc.	New York	20-0462805
Energy Plus Holdings LLC	Delaware	74-3216390
Energy Plus Natural Gas LLC	Delaware	27-3309340
Energy Protection Insurance Company	Vermont	27-3660148
Everything Energy LLC	Delaware	26-3576595
Forward Home Security, LLC	Texas	46-0837518
GCP Funding Company, LLC	Delaware	33-0334380
Green Mountain Energy Company	Delaware	03-0360441
Gregory Partners, LLC	Delaware	51-0382110
Gregory Power Partners LLC	Delaware	54-1910630
Huntley Power LLC	Delaware	41-1937468
Independence Energy Alliance LLC	Delaware	45-1139369
Independence Energy Group LLC	Delaware	27-4408520
Independence Energy Natural Gas LLC	Delaware	—

Exact Name of Additional Obligors*	Jurisdiction of Formation	I.R.S. Employer Identification No.
Indian River Operations Inc.	Delaware	41-1973349
Indian River Power LLC	Delaware	41-1973747
Keystone Power LLC	Delaware	41-1973744
Langford Wind Power, LLC	Texas	26-4418527
Lone Star A/C & Appliance Repair, LLC	Texas	20-4278795
Louisiana Generating LLC	Delaware	41-1870498
Meriden Gas Turbines LLC	Delaware	41-1991989
Middletown Power LLC	Delaware	41-1949384
Montville Power LLC	Delaware	41-1949383
NEO Corporation	Minnesota	41-1753235
NEO Freehold-Gen LLC	Delaware	41-1980237
NEO Power Services Inc.	Delaware	23-3043507
New Genco GP, LLC	Delaware	02-0732611
Norwalk Power LLC	Delaware	41-1949381
NRG Affiliate Services Inc.	Delaware	41-1960764
NRG Artesian Energy LLC	Delaware	27-2243660
NRG Arthur Kill Operations Inc.	Delaware	41-1939116
NRG Astoria Gas Turbine Operations Inc.	Delaware	41-1939115
NRG Bayou Cove LLC	Delaware	41-2016940
NRG Business Solutions LLC	Delaware	45-5124984
NRG Cabrillo Power Operations Inc.	Delaware	41-1938132
NRG California Peaker Operations LLC	Delaware	20-0088453
NRG Cedar Bayou Development Company, LLC	Delaware	26-0601018
NRG Connected Home LLC	Delaware	38-3934333
NRG Connecticut Affiliate Services Inc.	Delaware	41-1952333
NRG Construction LLC	Delaware	26-0496159
NRG Curtailment Solutions LLC	Delaware	46-3377471
NRG Development Company Inc.	Delaware	41-1959656
NRG Devon Operations Inc.	Delaware	41-1950239
NRG Dispatch Services LLC	Delaware	45-5214920
NRG Distributed Generation PR LLC	Delaware	30-0834381
NRG Dunkirk Operations Inc.	Delaware	41-1939114
NRG El Segundo Operations Inc.	Delaware	41-1929997
NRG Energy Efficiency-L LLC	Delaware	38-3935079
NRG Energy Efficiency-P LLC	Delaware	35-2511047
NRG Energy Labor Services LLC	Delaware	27-5345464
NRG Energy Services Group LLC	Delaware	27-3915519
NRG Energy Services International Inc.	Delaware	61-1721905
NRG Energy Services LLC	Delaware	41-1978725
NRG Generation Holdings, Inc.	Delaware	20-1911335
NRG Home & Business Solutions LLC	Delaware	90-0835027
NRG Home Solutions LLC	Delaware	46-1569642

Exact Name of Additional Obligors*	Jurisdiction of Formation	I.R.S. Employer Identification No.
NRG Home Solutions Product LLC	Delaware	45-5215213
NRG Homer City Services LLC	Delaware	30-0749587
NRG HQ DG LLC	Delaware	47-1799823
NRG Huntley Operations Inc.	Delaware	41-1939118
NRG Identity Protect LLC	Delaware	45-5224616
NRG Ilion Limited Partnership	Delaware	36-3783670
NRG Ilion LP LLC	Delaware	41-2016939
NRG International LLC	Delaware	41-1744096
NRG Maintenance Services LLC	Delaware	20-8088165
NRG Mextrans Inc.	Delaware	41-1951078
NRG MidAtlantic Affiliate Services Inc.	Delaware	41-1996587
NRG Middletown Operations Inc.	Delaware	41-1950236
NRG Montville Operations Inc.	Delaware	41-1950237
NRG New Roads Holdings LLC	Delaware	41-1968966
NRG North Central Operations Inc.	Delaware	41-2004025
NRG Northeast Affiliate Services Inc.	Delaware	41-1940300
NRG Norwalk Harbor Operations Inc.	Delaware	41-1950238
NRG Operating Services, Inc.	Delaware	41-1744095
NRG Oswego Harbor Power Operations Inc.	Delaware	41-1939117
NRG PacGen Inc.	Delaware	41-1889830
NRG Portable Power LLC	Delaware	45-5224676
NRG Power Marketing LLC	Delaware	41-1910737
NRG Reliability Solutions LLC	Delaware	45-5411416
NRG Renter’s Protection LLC	Delaware	45-5224780
NRG Retail LLC	Delaware	26-4341161
NRG Retail Northeast LLC	Delaware	46-4014866
NRG Rockford Acquisition LLC	Delaware	41-2011003
NRG Saguaro Operations Inc.	Delaware	41-2013262
NRG Security LLC	Delaware	45-5215086
NRG Services Corporation	Delaware	41-1841627
NRG SimplySmart Solutions LLC	Delaware	27-4204481
NRG South Central Affiliate Services Inc.	Delaware	41-1996193
NRG South Central Generating LLC	Delaware	41-1963217
NRG South Central Operations Inc.	Delaware	41-2002465
NRG South Texas LP	Texas	30-0083668
NRG Texas C&I Supply LLC	Delaware	26-4555466
NRG Texas Gregory LLC	Delaware	—
NRG Texas Holding Inc.	Delaware	26-4775586
NRG Texas LLC	Delaware	20-1504355
NRG Texas Power LLC	Delaware	34-2019301
NRG Warranty Services LLC	Delaware	45-5224719
NRG West Coast LLC	Delaware	41-1942517

Exact Name of Additional Obligors*	Jurisdiction of Formation	I.R.S. Employer Identification No.
NRG Western Affiliate Services Inc.	Delaware	41-1949168
O’Brien Cogeneration, Inc. II	Delaware	23-2414656
ONSITE Energy, Inc.	Oregon	93-0910742
Oswego Harbor Power LLC	Delaware	41-1937465
RE Retail Receivables, LLC	Delaware	41-2046596
Reliant Energy Northeast LLC	Delaware	32-0314140
Reliant Energy Power Supply, LLC	Delaware	204823108
Reliant Energy Retail Holdings, LLC	Delaware	76-0655580
Reliant Energy Retail Services, LLC	Delaware	76-0655567
RERH Holdings, LLC	Delaware	20-5222227
Saguaro Power LLC	Delaware	41-2013654
Somerset Operations Inc.	Delaware	41-1923722
Somerset Power LLC	Delaware	41-1924606
Texas Genco Financing Corp.	Delaware	27-0110393
Texas Genco GP, LLC	Texas	75-3013803
Texas Genco Holdings, Inc.	Texas	76-0695920
Texas Genco LP, LLC	Delaware	30-0381697
Texas Genco Operating Services LLC	Delaware	75-3172707
Texas Genco Services, LP	Texas	38-3694336
US Retailers LLC	Delaware	26-3576629
Vienna Operations Inc.	Delaware	41-1973351
Vienna Power LLC	Delaware	41-1973745
WCP (Generation) Holdings LLC	Delaware	74-2922374
West Coast Power LLC	Delaware	36-4301246

*                                         The address for each of the additional Obligor is c/o NRG Energy, Inc., 211 Carnegie Center, Princeton, NJ 08540, telephone: (609) 524-4500. .

1.                                      General information.  Furnish the following information as to the trustee:

(a)                                 Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417 and One Commerce Plaza, Albany, NY 12257

(b)                                 Whether it is authorized to exercise corporate trust powers.

Yes.

2.                                      Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-14.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

15.                               Foreign Trustee.

Not applicable.

16.                               List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.                                      A copy of the articles of association of the trustee as now in effect. (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-127469, which is incorporated by reference).

2.                                      A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association. (see Exhibit 2 to Form T-1 filed in connection with Registration Statement  No. 333-127469, which is incorporated by reference).

3.                                      A copy of the existing bylaws of the trustee, or instruments corresponding thereto. (see Exhibit 3 to Form T-1 filed in connection with Registration Statement No. 333-127469, which is incorporated by reference).

4.                                      The consents of the trustee required by Section 321(b) of the Act. (see Exhibit 4 to Form T-1 filed in connection with Registration Statement 333-133414, which is incorporated by reference).

5.                                      A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Law Debenture Trust Company of New York, a trust company organized and existing under the laws of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 10th day of December, 2014.

Law Debenture Trust Company of New York
(Trustee)

By:	/S/ James D.Heaney
James D. Heaney
Managing Director

Exhibit  5

T-1 Item 16

Consolidated Report of Condition (attached as Exhibit 5 hereto) of

LAW DEBENTURE TRUST COMPANY OF NEW YORK

of 400 Madison Avenue, New York, NY 10017,

a limited purpose trust company (“LDTC-NY”) and U.S. subsidiary of Law Debenture Corporation plc, London, England (“Law Debenture”), at the close of business June 30, 2014, published with the Federal Financial Institutions Examination Council/Board of Governors of the Federal Reserve System, and in accordance with Chapter 2 of the Consolidated Laws of the State of New York Banking Department license granted on May 8, 2002.

I, Sam Pau, Controller of Law Debenture Trust Company of New York do hereby declare that this Report of Condition has been prepared in conformance with instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

IN WITNESS WHEREOF, I have executed this certificate the 10th day of December, 2014.

/S/ Sam Pau
Sam Pau
Controller
Law Debenture Trust Company of New York

I, James D. Heaney, Managing Director of Law Debenture Trust Company of New York, do hereby attest that the signature set forth above is the true and genuine signature of Sam Pau, Controller of Law Debenture Trust Company of New York.

Attested by:	/S/James D. Heaney
James D. Heaney
Its:	Managing Director

Law Debenture Trust Company of New York	FFIEC 041	Exhibit A
PAGE RC-9
13

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 2014

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands				RCON	Bil	Mil	Thou
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a.	Noninterest-bearing balances and currency and coin(1)		0081			829	1.a.
	b.	Interest-bearing balances(2)		0071		49	641	1.b.
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)		1754				2.a.
	b.	Available-for-sale securities (from Schedule RC-B, column D)		1773				2.b.
3.	Federal funds sold and securities purchased under agreements to resell:
	a.	Federal funds sold		B987				3.a.
	b.	Securities purchased under agreements to resell(3)		B989				3.b.
4.	Loans and lease financing receivables (from Schedule RC-C)
	a.	Loans and leases held for sale		5369				4.a.
	b.	Loans and leases, net of unearned income	B528					4.b.
	c.	LESS: Allowance for loan and lease losses	3123					4.c.
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)		B529				4.d.
5.	Trading assets (from Schedule RC-D)			3545				5.
6.	Premises and fixed assets (including capitalized leases)			2145			5	6.
7.	Other real estate owned (from Schedule RC-M			2150				7.
8.	Investments in unconsolidated subsidiaries and associated companies			2130				8.
9.	Direct and indirect investments in real estate ventures			3656				9.
10.	Intangible assets:
	a.	Goodwill		3163				10.a.
	b.	Other intangible assets (from Schedule RC-M)		0426				10.b.
11.	Other assets (from Schedule RC-F)			2160		8	815	11.
12.	Total assets (sum of items 1 through 11)			2170		59	290	12.

(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

(3) Includes all securities resale agreements, regardless of maturity.

(4) Includes noninterest-bearing demand, time and savings deposits.

FFIEC 041
PAGE RC-3
14

Schedule RC—Continued

Dollar Amounts in Thousands					RCON	Bil	Mil	Thou
LIABILITIES
13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E)			2200				13.a.
		(1)	Noninterest-bearing(1)	6631					13.a.(1)
		(2)	Interest-bearing	6636					13.a.(2)
	b.	Not applicable
14.	Federal funds purchased and securities sold under agreements to repurchase:
	a.	Federal funds purchased(2)			B993				14.a.
	b.	Securities sold under agreements to repurchase(3)			B995				14.b.
15.	Trading liabilities (from Schedule RC-D)				3548				15.
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)				3190				16.
17.	and 18. Not applicable
19.	Subordinated notes and debentures(4)				3200				19.
20.	Other liabilities (from Schedule RC-G)				2930		9	041	20.
21.	Total liabilities (sum of items 13 through 20)				2948		9	041	21.
22.	Not applicable
EQUITY CAPITAL
	Bank Equity Capital
23.	Perpetual preferred stock and related surplus				3838				23.
24.	Common stock				3230			1	24.
25.	Surplus (excludes all surplus related to preferred stock)				3839		49	876	25.
26.	a.	Retained earnings			3632			372	26.a.
	b.	Accumulated other comprehensive income(5)			B530				26.b.
	c.	Other equity capital components(6)			A130				26.c.
27.	a.	Total bank equity capital (sum of items 23 through 26.c)			3210		50	249	27.a.
	b.	Noncontrolling (minority) interests in consolidated subsidiaries			3000				27.b
28.	Total equity capital (sum of items 27.a and 27.b)				G105		50	249	28.
29.	Total liabilities and equity capital (sum of items 21 and 28)				3300		59	290	29.

Memoranda

		RCON	Number
To be reported with the March Report of Condition.
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2013		1	M.1.

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 =

Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =	Review of the bank’s financial statements by external auditors

7 =	Compilation of the bank’ financial statements by external auditors

8 =	Other audit procedures (excluding tax preparation work)

9 =	No external audit work

To be reported with the March Report of Condition.

	RCON	MM	DD
2. Bank’s fiscal year-end date	8678	12	31	M.2.

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”

(3) Includes all securities repurchase agreements, regardless of maturity.

(4) Includes limited-life preferred stock and related surplus.

(5) Includes, but not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan      adjustments..

(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.